Exhibit 5.1

150 Third Avenue South, Suite 2800
Nashville, TN 37201
(615) 742-6200

July 18, 2014
United Natural Foods, Inc.
313 Iron Horse Way
Providence, Rhode Island 02908

Re:     Registration Statement of United Natural Foods, Inc. on Form S-3

Ladies and Gentlemen:

We have acted as counsel to United Natural Foods, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration for the resale from time to time by certain stockholders of the Company of an aggregate of 111,887 shares of the Company’s common stock, $.01 par value per share, that are issued and outstanding (the “Shares”).

In rendering the opinion expressed herein, we have examined and relied on originals or copies of the Registration Statement and such other corporate records of the Company and certificates of public officials as we have deemed necessary as a basis for rendering the opinion expressed herein.  We have also been furnished with, and have relied upon, certificates of officers of the Company with respect to certain factual matters.  We have assumed the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to us as copies, and the legal capacity of all natural persons.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction.

The opinion expressed herein is given as of the date hereof, and we assume no obligation to advise you after the date hereof of changes of facts or in law (or the effect thereof on the opinion expressed herein) that hereafter come to our attention. The opinion expressed herein is strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus which forms a part of the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC